UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2026

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7278
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Events

On November 2, 2026, Eton Pharmaceuticals, Inc. (the “Company”) announced ET-900, a new development program evaluating mecasermin injection for the treatment of infantile and epileptic spasms. The Company has entered into a license agreement with Baylor College of Medicine covering patent rights related to the use of insulin-like growth factor 1 (IGF-1) for the treatment of spasms. A research Investigational New Drug application has been submitted to the U.S. Food and Drug Administration for an investigator-sponsored Phase 2 clinical study evaluating mecasermin in children with refractory epileptic spasms, with initial enrollment and patient dosing targeted for the first quarter of 2027.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

2

Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026	By:	/s/ Judith M. Matthews
Judith M. Matthews
Chief Financial Officer and Secretary
(Principal Financial Officer)

4